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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 8, 1999 except for Note 11, as to which the date is March 14, 1999 and March 19, 1999 relating to the financial statements of Redstone Communications, Inc. and Castle Networks, Inc., respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 2000